EXHIBIT 99.1

LUTHER BURBANK CORPORATION ANNOUNCES SECOND QUARTER 2021 EARNINGS RELEASE AND CONFERENCE CALL DATES
SANTA ROSA, Calif. (July 9, 2021) - Luther Burbank Corporation (the “Company”) (NASDAQ: LBC), the holding company for Luther Burbank Savings (the “Bank”), announced today that it will release its financial results as of and for the quarter and six months ended June 30, 2021 after the market closes on Tuesday, July 27, 2021.
Simone Lagomarsino, President and Chief Executive Officer of Luther Burbank Corporation, and Laura Tarantino, Executive Vice President and Chief Financial Officer, will host a conference call on Wednesday, July 28, 2021 at 8:00 AM (PT) to discuss the Company’s results for the period.
Analysts, investors, and the general public may listen to a discussion of the Company’s quarterly performance and a question/answer session by using the phone number or live webcast link listed below. The webcast will include a slide presentation that will be available for review and may be referenced during the call. It is recommended that participants dial into the conference call or log into the webcast approximately 10 minutes prior to the call.

Earnings Call Details
Date: July 28, 2021
Time: 8:00 AM (PT)
Phone Number: (877) 221-8769
Conference ID: 3233815
Webcast URL: https://edge.media-server.com/mmc/p/7ixi2nvm

About Luther Burbank Corporation
Luther Burbank Corporation is a publicly owned company traded on the NASDAQ Capital Market under the symbol “LBC.” The Company is headquartered in Santa Rosa, California with total assets of $7.1 billion, total loans of $6.3 billion and total deposits of $5.4 billion as of March 31, 2021. It operates primarily through its wholly-owned subsidiary, Luther Burbank Savings, an FDIC insured, California-chartered bank. Luther Burbank Savings executes on its mission to improve the financial future of customers, employees and shareholders by providing personal banking and business banking services. It offers consumers a host of highly competitive depository and mortgage products coupled with personalized attention. Business customers benefit from boutique-quality service along with access to products which meet their unique financial needs from the convenience of online and mobile banking, robust cash management solutions, and high-yield liquidity management products to multifamily and commercial real estate lending. Currently operating in California, Oregon and Washington, from ten branches in California, one branch in Washington and seven lending offices located throughout the market area, Luther Burbank Savings is an equal housing lender. For additional information, please visit lutherburbanksavings.com.
###

520 Third Street, Fourth Floor, Santa Rosa, CA 95401	Contact:	Bradley Satenberg
Investor Relations
(844) 446-8201
investorrelations@lbsavings.com